Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of mutual holding company reorganization and minority stock issuance (the “plan of reorganization”), SSB Bank will convert from a mutual savings bank (meaning no stockholders) to a mutual holding company form of ownership. To accomplish the reorganization, SSB Bancorp, Inc., formed to be the mid-tier stock holding company for SSB Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the plan of reorganization and the offering.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to implement the plan of reorganization, we must receive the approval of our eligible voting depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF REORGANIZATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at SSB Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet by following the simple instructions on the Proxy Card.

Our board of trustees urges you to vote “FOR” the plan of reorganization.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at SSB Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an SSB Bank eligible depositor, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight courier to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to SSB Bank’s main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on_________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a SSB Bank depositor.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. SSB Bancorp, Inc., formed to be the mid-tier stock holding company for SSB Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of SSB Bank at the close of business on June 30, 2016 or September 30, 2017, whose account was closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight courier to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to SSB Bank’s main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a SSB Bancorp, Inc. stockholder.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)     -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

F

Dear Valued Friend:

I am pleased to tell you about an investment opportunity. SSB Bancorp, Inc., formed to be the mid-tier stock holding company for SSB Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of SSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight courier to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to SSB Bank’s main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on__________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a SSB Bancorp, Inc. stockholder.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

C1

Dear Valued Friend:

I am pleased to tell you about an investment opportunity. SSB Bancorp, Inc., formed to be the mid-tier stock holding company for SSB Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of SSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form, Investor Affidavit and return both, with full payment. You may submit your Stock Order Form by overnight courier to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to SSB Bank’s main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Stock Order Forms, Investor Affidavit and full payment must be received (not postmarked) before 2:00 p.m., Eastern Time, on __________, 2017. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a SSB Bancorp, Inc. stockholder.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

C2

Dear Valued Depositor:

I am pleased to tell you that pursuant to a plan of mutual holding company reorganization and minority stock issuance (the “plan of reorganization”), SSB Bank will convert from a mutual savings bank (meaning no stockholders) to a mutual holding company form of ownership. Also, pursuant to the plan of reorganization, SSB Bancorp, Inc., formed to be the mid-tier stock holding company for SSB Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the plan of reorganization and the offering.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to implement the plan of reorganization, we must receive the approval of our eligible voting depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF REORGANIZATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at SSB Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you – none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet by following the simple instructions on the Proxy Card.

Our board of trustees urges you to vote “FOR” the plan of reorganization.

THE STOCK OFFERING:

Although you may vote on the plan of reorganization, we regret that we did not register the shares of common stock of SSB Bancorp, Inc. in your state due to the small numbers of depositors in your jurisdiction. We may, however, still be able to provide you an opportunity to purchase shares of common stock by relying on an exemption from state registration, if applicable to your state. If you wish to subscribe for shares of SSB Bancorp, Inc. common stock, please promptly call our Stock Information Center at the toll-free telephone number below for guidance. If you qualify for an exemption, we will provide you a stock order form and any additional forms required for your participation in the offering.

Thank you for your continued support as a SSB Bank depositor.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

B1

Dear Friend:

I am writing to inform you of a possible investment opportunity.

Pursuant to a plan of mutual holding company reorganization and minority stock issuance (the “plan of reorganization”), SSB Bank will convert from a mutual savings bank (meaning no stockholders) to a mutual holding company form of ownership. Also, pursuant to the plan of reorganization, SSB Bancorp, Inc., formed to be the mid-tier stock holding company for SSB Bank, is conducting an offering of shares of its common stock.

Our records indicate that you were a depositor of SSB Bank at the close of business on June 30, 2016 or September 30, 2017, whose account was closed thereafter. As such, you may have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

THE STOCK OFFERING:

We regret that we did not register the shares of common stock of SSB Bancorp, Inc. in your state due to the small numbers of depositors in your jurisdiction. We may, however, still be able to provide you an opportunity to purchase shares of common stock by relying on an exemption from state registration, if applicable to your state. If you wish to subscribe for shares of SSB Bancorp, Inc. common stock, please promptly call our Stock Information Center at the toll-free telephone number below for guidance. If you qualify for an exemption, we will provide you a prospectus, stock order form and any additional forms required for your participation in the offering.

Thank you for your past support as a SSB Bank depositor.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

B2

Dear Valued Depositor:

On behalf of the board of trustees of SSB Bank, I would like to request your vote on a proposal that is important to us. Pursuant to a plan of mutual holding company reorganization and minority stock issuance (the “plan of reorganization”), we will convert from a mutual savings bank (meaning no stockholders) to a mutual holding company form of ownership. Also pursuant to the plan of reorganization, SSB Bancorp, formed to be the mid-tier stock holding company for SSB Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the plan of reorganization and the offering.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to implement the plan of reorganization, we must receive the approval of our eligible voting depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF REORGANIZATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at SSB Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet by following the simple instructions on the Proxy Card.

Our board of trustees urges you to vote “FOR” the plan of reorganization.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at SSB Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

Thank you for your continued support as a SSB Bank depositor.

Sincerely,

J. Daniel Moon, IV

President, Chief Executive Officer and Chief Financial Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

V

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by SSB Bancorp, Inc. as selling agent in connection with the offering of SSB Bancorp, Inc. common stock.

At the request of SSB Bancorp, Inc., we are enclosing materials regarding the offering of shares of SSB Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

D

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE
ELIGIBLE VOTING ACCOUNT YOU WILL
RECEIVE MULTIPLE PACKAGES.

PLEASE OPEN EACH PACKAGE AND
VOTE ALL PROXY CARDS THAT WERE
SENT TO YOU.

THERE ARE NO DUPLICATES!

THANK YOU!

PF

Questions and Answers

About Our Reorganization and Offering

This pamphlet answers questions about our reorganization and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE REORGANIZATION

Our board of trustees has determined that the reorganization is in the best interests of SSB Bank, our depositors and the communities we serve.

Q.	What is the reorganization?
A.	Under our Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “plan of reorganization”), SSB Bank will convert from a mutual savings bank (meaning no stockholders) to a mutual holding company form of ownership. Concurrently with the reorganization, SSB Bancorp, Inc., formed to be the mid-tier stock holding company, will offer shares of its common stock. Upon completion of the reorganization, 45% of the common stock of SSB Bancorp, Inc. will be owned by public stockholders, and 55% of the outstanding common stock will be retained by SSB Bancorp, MHC (a to-be formed Pennsylvania chartered mutual holding company for SSB Bancorp, Inc.). SSB Bancorp, Inc. will own 100% of the common stock of SSB Bank.

Q.	What are the reasons for the reorganization and offering?
A.	Our primary reasons for reorganizing into a mutual holding company and conducting the offering are to establish an organizational structure that will enable us to: increase capital to support future growth and profitability; compete more effectively in the financial services marketplace; expand our banking franchise organically through de novo branching or establishing loan production offices, or expand through acquisitions of other financial institutions, branch offices, or other financial service businesses; and preserve our mutual form of ownership and our ability to remain an independent community savings bank through the mutual holding company.

Q.	Is ssb bank considered “well-capitalized” for regulatory purposes?
A.	Yes. As of June 30, 2017, SSB Bank was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in ssb bank’s day- to-day activities as a result of the reorganization and offering?
A.	No. It will be business as usual. The reorganization is an internal change to our corporate structure. There will be no change to our board of trustees, management, and staff as a result of the reorganization. SSB Bank will continue to operate as an independent bank.

Q.	Will the reorganization and offering affect customers’ deposit accounts or loans?
A.	No. The reorganization and offering will not affect the balance or terms of deposits or loans, and deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of reorganization is also subject to approval by our eligible voting depositors.

Q.	Why should i vote “for” the plan of reorganization?
A.

Your vote “FOR” the plan of reorganization is extremely important to us. Each SSB Bank eligible voting depositor as of ________, 2017 received a Proxy Card. These eligible depositor’s packages also include a Proxy Statement describing the plan of reorganization, which cannot be implemented without their approval.
If you have more than one eligible account, you will receive multiple packages. Please open each package and vote all the proxy cards received.
Voting does not require you to purchase common stock during the offering.

Q.	What happens if i don’t vote?
A.	Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” the plan of reorganization. Without sufficient favorable votes, we cannot complete the reorganization and related offering.

Q.	How do i vote?
A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF REORGANIZATION. Internet voting is available 24 hours a day.

Q.	How many votes are available to me?
A.	Eligible voting depositors at the close of business on_______, 2017 are entitled to one vote for each $100 or fraction thereof on deposit. No depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did i receive more than one proxy card?
A.	If you had more than one deposit account on ________, 2017, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Open all packages that you receive. There are no duplicate cards—please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my proxy card. Who must sign?
A.	The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?
A.	SSB Bancorp, Inc. is offering for sale between 650,250 and 879,750 shares of common stock (subject to increase to 1,011,712 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock o ffering?
A.	Pursuant to our plan of reorganization, non-transferable rights to subscribe for shares of SSB Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of SSB Bank with aggregate balances of at least $50 at the close of business on June 30, 2016;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of SSB Bank with aggregate balances of at least $50 at the close of business on September 30, 2017.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Allegheny County, Pennsylvania.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.	I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May i allow someone else to use my stock order form to take advantage of my priority as an eligible account holder?
A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the offering.

Q.	How may i buy shares during the subscription and community offerings?
A.	Shares can be purchased by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by mail using the Stock Order Reply Envelope provided, by overnight courier to the address indicated on the Stock Order Form or by hand-delivery to SSB Bank’s main office located at 8700 Perry Highway, Pittsburgh, Pennsylvania. Hand-delivered Stock Order Forms will only be accepted at this location. We will not accept Stock Order Forms at our other SSB Bank locations. Please do not mail Stock Order Forms to SSB Bank.

Q.	What is the deadline for purchasing shares?
A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern Time, on ________, 2017. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may i pay for the shares?
A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, made payable to SSB Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks.

(2)	By authorized deposit account withdrawal of funds from your SSB Bank deposit account(s). The Stock Order Form section titled “Method of Payment—Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at SSB Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will i earn interest on my funds?
A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.25% per annum from the date we process your payment until the completion or termination of the reorganization and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your SSB Bank deposit account(s), your funds will continue to earn interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering.

Q.	Are there limits to hoW many shares i can order?
A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or group of individuals exercising subscription rights through a single deposit account held jointly is 20,000 shares ($200,000). Additionally, no person or entity, together with any associate or group of persons acting in concert, may purchase more than 20,000 shares ($200,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering—Additional Limitations on Common Stock Purchases.”

Q.	May i use my ssb bank individual retirement account (“ira”) to purchase shares?
A.	You may use funds currently held in retirement accounts with SSB Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at SSB Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the ________, 2017 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May i use a loan from ssb bank to pay for shares?
A.	No. SSB Bank, by regulation, may not extend a loan for the purchase of SSB Bancorp, Inc. common stock during the offering.

Q.	May i change my mind after i place an order to subscribe for stock?
A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond_______, 2018 or the number of shares of common stock to be sold is increased to more than 1,011,712 shares or decreased to less than 650,250 shares.

Q.	Are trustees and executive officers of ssb bank planning to purchase stock?
A.	Yes! Trustees and executive officers, together with their associates, are expected to subscribe for an aggregate of________ shares ($_____million), or approximately________ %, of the shares to be sold in the offering at the minimum of the offering range.

Q.	Will the stock be insured?
A.	No. Like any common stock SSB Bancorp, Inc.’s stock will not be insured.

Q.	Will dividends be paid on the stock?
A.	Following completion of the stock offering, our board of trustees will have the authority to declare dividends on our common stock. However, we currently intend to retain all of our future earnings, if any, for use in our business and do not expect to pay any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends on our common stock will be made by our board of trustees and will depend upon our results of operations, financial condition, capital requirements, our business strategy and other factors deemed relevant.

Q.	How will ssb bancorp, inc. shares trade?
A.	Upon completion of the reorganization and offering, SSB Bancorp, Inc.’s shares will be quoted on the OTC Pink Marketplace operated by OTC Markets Group. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell SSB Bancorp, Inc. shares in the future.

Q.	If i purchase shares during the subscription and community offerings, When Will i receive my shares?
A.	All shares of SSB Bancorp, Inc. common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after the completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	How can i get more information?
A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE

THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we
recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by
following the Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF TRUSTEES IN VOTING
“FOR” THE PLAN OF MUTUAL HOLDING COMPANY
REORGANIZATION AND MINORITY STOCK ISSUANCE
(THE “PLAN OF REORGANIZATION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF REORGANIZATION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK DURING THE OFFERING.

THE REORGANIZATION WILL CHANGE OUR FORM OF
CORPORATE STRUCTURE, BUT WILL NOT RESULT IN CHANGES
TO BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT

ACCOUNTS OR LOANS AT SSB BANK.
DEPOSIT ACCOUNTS WILL NOT BE CONVERTED
TO COMMON STOCK.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED
PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE
VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF MUTUAL HOLDING COMPANY
REORGANIZATION AND MINORITY STOCK ISSUANCE
(THE “PLAN OF REORGANIZATION”).

Your board of trustees urges you to vote “FOR”

the plan of reorganization.

VOTING DOES NOT OBLIGATE YOU

TO PURCHASE SHARES OF COMMON STOCK

DURING THE OFFERING, NOR DOES IT AFFECT YOUR

SSB BANK DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST”
THE PLAN OF MUTUAL HOLDING COMPANY
REORGANIZATION AND MINORITY STOCK ISSUANCE
(THE “PLAN OF REORGANIZATION”).

In order to implement the plan of reorganization,

we must obtain the approval of our eligible voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

Please note: Implementing the plan of reorganization will not affect your deposit accounts or loans at SSB Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877)      -        ,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG3

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[SSB Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by SSB Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the Plan of Mutual Holding Company Reorganization and Minority Stock Issuance, as well as other conditions and limitations described in the SSB Bancorp, Inc. Prospectus dated _______, 2017. Refer to pages ___ – ___ of the SSB Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

1.	Depositors of SSB Bank with aggregate balances of at least $50 at the close of business on June 30, 2016;
2.	SSB Bank tax-qualified employee benefit plans (including Employee Stock Ownership Plan); and
3.	Depositors of SSB Bank with aggregate balances of at least $50 at the close of business on September 30, 2017.

Community Offering

4.	Residents of Allegheny County, PA; and
5.	General Public.

Thank you for your order,

SSB BANCORP, INC.

STOCK INFORMATION CENTER

1-(877) ___-____.

FINAL REMINDER PROXYGRAM

[SSB Bank Letterhead]

Dear Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Mutual Holding Company Reorganization and Minority Stock Issuance.

YOUR BOARD OF TRUSTEES ASKS THAT YOU VOTE “FOR” THE PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND MINORITY STOCK ISSUANCE.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of ________________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

________________________

1-	( ) ____ - ____ (toll-free)

DAYS/HOURS:

Monday - Friday

____ a.m. to ____ p.m., Eastern Time

I appreciate your participation.

Sincerely,

J. Daniel Moon, IV

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

HAVE YOU VOTED YET?

We would like to remind eligible voting depositors to vote on our Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “plan of reorganization”)

✓	The plan of reorganization will not result in changes to our staff or your account relationships with SSB Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of trustees recommends that you join them in voting

“FOR” the plan of reorganization.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) ___-____,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[SSB Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES
__________, 2017

We are conducting an offering of shares of our common stock

UP TO 879,750 SHARES

COMMON STOCK

(subject to increase to 1,011,712 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON __________, 2017

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[SSB Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call _____________, our
Independent Voting Agent, at 1-(___) -___-____
(toll-free), Monday through Friday,

____ a.m. to ____ p.m.

If you are unsure whether you voted already, please call.

Your vote will not be counted twice!

YOUR BOARD OF TRUSTEES ASKS THAT YOU VOTE

“FOR” the Plan of Mutual holding company REORGANIZATION AND minority STOCK ISSUANCE (the “plan of reorganization”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION.

THANK YOU!

[SSB Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s Plan of Mutual Holding Company Reorganization and Minority Stock Issuance. If you have more than one eligible account, you will receive multiple packages. Please open each package and vote all the proxy cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

[SSB Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our eligible voting depositors as of _______, 2017 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Mutual Holding Company Reorganization and Minority Stock Issuance.

If you received Proxy Cards but have not voted, please vote by mail, or by following the Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” the Plan of Mutual Holding Company Reorganization and Minority Stock Issuance. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our eligible voting depositors as of _______, 2017 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Mutual Holding Company Reorganization and Minority Stock Issuance. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

EMAIL VOTE REMINDER – (Optional)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were a SSB Bank depositor on _______________, 2017, you recently received a large white envelope containing proxy materials requesting your vote on our Plan of Mutual Holding Company Reorganization and Minority Stock Issuance (the “plan of reorganization”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of reorganization. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF REORGANIZATION.

Do you have questions about the plan of reorganization or voting?

Please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern Time.

We appreciate your participation.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

“Hello - This is Dan Moon, President and Chief Executive Officer of SSB Bank calling with a quick message. Within the next few days, expect to receive from us one or more packages about our stock offering and related materials which requests your vote on an item of importance to our bank and our valued depositors. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a depositor of SSB Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

SSB BANCORP, INC. [LOGO]

Proposed Stock Holding Company

for SSB Bank

UP TO 879,750 SHARES

COMMON STOCK

(subject to increase to 1,011,712 shares)

$10.00 Per Share

Purchase Price

SSB Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from SSB Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern Time, on __________, 2017.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a Stock Order Form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Pennsylvania Department of Banking and Securities, the Federal Deposit Insurance Corporation or any other governmental agency.